Exhibit 99.1

InterDigital November 2007 Positioned to Capitalize on Growth in 3G Market

This presentation contains forward-looking statements regarding InterDigital’s current beliefs, plans and expectations as to: (i) our strategy; (ii) our future growth potential in cash flow; (iii) future global mobile device sales and market opportunities; (iv) growth in our 3G patent licensing program; (v) our 2G/3G HSDPA/HSUPA modem ASIC development initiatives; (vi) the competitive advantages of our ASIC; and (vii) acquisitions and monetization of patent portfolios.  Such statements are subject to risks and uncertainties.  Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, but not limited to: (i) the market relevance of our technologies; (ii) changes in the needs, availability, pricing and features of competitive technologies and product offerings of strategic partners or consumers; (iii) unanticipated technical or resource difficulties or delays related to further development of our technologies and products; (iv) our ability to leverage or enter into new customer agreements, strategic relationships or acquire complimentary patent portfolios on acceptable terms; (v) our ability to enter into additional patent license agreements; (vi) changes in expenses related to our technology offerings and operations; (vii) potential difficulties in the production of our ASIC; (viii) whether we have the appropriate financial assets and/or cash flows; (ix) unfavorable outcomes in patent disputes and the expense of defending our intellectual property rights; (x) changes in the market share and sales performance of our primary licensees, and any delay in receipt of quarterly royalty reports from our licensees; and, (xi) changes or inaccuracies in market projections.

Shaping the Future of Digital Wireless Technologies  (Gp:) Invent Wireless Technologies (Gp:) Contribute to Standards (Gp:) License Patents (Gp:) Develop Wireless Products  (Gp:) 30+ Year Digital Cellular Technology Pioneer Thousands of patents worldwide Inventions used in every mobile device  (Gp:) Key Contributor to Standards 2G, 3G, and the future – 4G and beyond Wireless LAN & Mobility/Convergence  (Gp:) Provider of Complete 3G Modems Validated solutions moving to silicon Synergy with patent licensing  (Gp:) Highly Successful Licensor Patents have generated over $1 billion in cash Licensing leading manufacturers

The Mobile Device Market Opportunity  Over 1.3 Billion Mobile Devices Expected to Ship by 2012  70% to be 3G  Sixty Percent of 3G Mobile Devices Expected to be HSxPA by 2012  Our Goal - Secure Cash Flow On Every 3G Mobile Device  Millions of units  Source: Strategy Analytics, July 2007  2006 2007 2008 2009 2010 2011 2012 2G/2.5G 747 785 783 731 645 542 409 3G 251 338 428 546 660 797 946  2006 2007 2008 2009 2010 2011 2012 3G (CDMA) 160 170 188 201 204 208 211 3G (WCDMA) 89 143 174 159 170 161 147 3G (HSxPA) 3 24 67 185 287 429 588

Innovation Drives Patent Licensing Success

- Strong Patent Portfolio - 2G/3G Cellular and Emerging Technologies
  - 3,000+ patents issued in U.S and Worldwide
  - Ranked # 94 among companies worldwide with patents issued from USPTO
- Recent Major Accomplishments
  - LG Electronics – $285 million – new 2G/3G licensee
  - Nokia – $253 million – royalty dispute resolved
  - Samsung – $134 million arbitration award
  - Apple – new licensee
  - RIM – upgraded to 3G licensee
- Solid & Growing Position in 3G Market
  - 30 - 40% of WCDMA and cdma2000® mobile devices licensed
- Strong Results for First Nine Months 2007
  - Strong free cash flow*
  - Authorization for repurchase of $100 million recently announced
  - Expanding recurring royalties

* InterDigital defines "free cash flow" as operating cash flow less purchases of property and equipment and investments in patents

InterDigital®
© 2007 InterDigital, Inc. All rights reserved.
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Solid Recurring Revenue Base  * Excludes revenues for past sales  $ in Millions (Gp:) 2006 (Gp:) 2005  (Gp:) 2007   Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2  Q3 Recurring Royalties *  $31 $33 $35 $36.20  $49.60  56.6 54.7 48.2 57.5 52.6 55.7 Tech Solutions  $5 $5 $5 $4.30  $2.00  1.7 1.2 2 1 0.6 0.8

Strong Free Cash Flow* Drives Shareholder Value   Solid Balance Sheet  $ in Millions  $ in Millions  Returning Value to Shareholders & Investing in the Business  * As of Sept. 30  * InterDigital defines “free cash flow” as operating cash flow less purchases of property and equipment and investments in patents  * As of Sep. 30  *  *  2003 2004 2005 2006 2007 Cash & Short-term Investments $105.90 $131.80 $105.71 $264.00  189.8 2003 2004 2005 2006 9 Mos. 2007 Share Repurchases $34.69  $17.06  $34.10  $260.50  165 Development Expense $45.90 $51.20 $63.10 $65.40  63.8

Leveraging Technology Portfolio to Build Value  2005  2006  2007  2008  Full Modem IP  General Dynamics:  3G WCDMA modem  Baseband Chips   2G/3G Dual Mode baseband with HSDPA/HSUPA  Integration  IP Blocks  NXP (formerly Philips):  3G HSDPA ASIC design  Infineon:   WCDMA and HSDPA protocol stack  Enabling high-volume semiconductor suppliers with high-performance modem technology  Enabling data-centric specialty device manufacturers with high-performance baseband chips

2G 3G / Wireless Broadband  Basic Mobile Phones  Feature/Smart Phones  Data-Centric Devices  Projected Annual Mobile Device Shipments (M units)   Emerging data-centric segment exceed 400M units in 2012  Feature phones exceed 1B units and smart phones reach 250M units in 2012  Plays to our strengths in high- performance modem technology  Source: Strategy Analytics, July 2007  Optimized Solutions for Distinct Market Segments  Full Modem IP  Baseband Chips   IP Blocks

InterDigital ASIC is Highly Competitive in Data Card Application The 6071 baseband ASIC is optimized for the WWAN requirements of the notebook and UMPC markets (Gp:) Performance HSDPA up to 7.2 Mbps downlink HSUPA up to 1.5 Mbps uplink Highest category GPRS/EDGE performance Advanced Receiver provides higher capacity performance Receive diversity option for additional performance (Gp:) Price Features designed specifically for notebook and other mobile internet devices Not paying for unused handset features (Gp:) Power Hardware accelerators reduce power consumption Reduced MIPS in ARM processor HSDPA increases power efficiency in file downloads Optimum clock gating and use of voltage islands

ASIC Specifications and Product Roadmap Focus on Performance, Power, and Cost   6071 6072 7281 Key Specifications Package  Process  389 pin BGA (12x12 mm PoP) 90nm  12 x 12 mm PoP 65nm   45nm Special low power features Hardware accelerators / voltage islands / reduced MIPS Data Speeds EDGE HSDPA  HSUPA  Class 12 7.2 Mbps 1.5 Mbps  Class 12 7.2 Mbps 5.7 Mbps  Class 12 28 Mbps 11 Mbps Cell Edge Performance Advanced receiver with diversity and interference mitigation Schedule Tape-out Engineering samples Customer Samples 95% GCF and IOT  Jun 07 Sep 07 Q4 07 Q1 08  Q1 08 Q2 08 Q3 08 Q4 08

Future Growth Potential in Gross Margin $800 $600 $400 $200 $1.00 $1,200 $900 $600 $300 $1.50 $1,600 $1,200 $800 $400 $2.00 Annual Gross Margin Potential in 2012 ($ millions) 25% 50% 75% 100% Patent position drives market penetration Product drives value per device Today we derive cash flow on 30 - 40% of 3G mobile devices sold Gross Margin = Royalties + Chip Sales - COGS

Key InterDigital Takeaways Leading Developer of Digital Wireless Technology Consistent track record of successful innovation and licensing programs with top tier OEMs Influential member of multiple standards bodies Large, diversified, and high value patent portfolio: 3,000+ patents and 9,000 applications in process Strong 3G patent portfolio and established licensing programs; current 3G licensee base represents 30 - 40% of the 3G market Multiple Opportunities to Drive Growth 3G royalties under existing licenses and royalties from new licenses Selective acquisition and monetization of patent portfolios Significant operating leverage in the financial model Product initiative a substantial longer-term growth opportunity

Appendix

Licensees

as of October 2007

Alcatel Espana	American Telephone and Telegraph Company (AT&T)
Apple Inc.	Arima Communications Corporation
Danger Inc.	Denso Corporation
High Tech Computer (HTC)	Hitachi Ltd.
Hop-On Wireless, Inc.	Hughes Network Systems Inc.
Infineon Technologies AG	Inventec Appliances Corp.
Iwatsu America Inc.	Japan Radio
Kokusai Electric Co. Ltd.	Kyocera Corporation
LG Electronics Inc.	Lucent Technologies Inc.
Matsushita Communication Industrial Co. Ltd. (Panasonic)	Mitsubishi Electric Corporation
Nakayo Telecommunications, Inc.	NEC Corporation
Nokia Corporation	Oki Electric Industry Co. Ltd.
Option NV	Pacific Communication Sciences, Inc.
Qualcomm Incorporated	Quanta Computer Inc.
Research In Motion Limited	Robert Bosch GmbH
Samsung Electronics Co. Ltd.	Sanyo Electric Co. Ltd.
Sharp Corporation	Shintom Company Ltd.
Siemens Aktiengesellschaft	Sierra Wireless, Inc.
Sony Ericsson Mobile Communications AB	Telefonaktiebolaget LM Ericsson
Toshiba Corporation	UbiNetics Ltd.
Windshift Holdings, Inc.	

InterDigital

© 2007 InterDigital, Inc. All rights reserved.

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